EXHIBIT 10.66

CONSENT TO RECOUPMENT OF EXCESS PERFORMANCE SHARE UNITS

This Consent to the Recoupment of Excess Performance Share Units (this “Consent”) is entered into by and between PG&E Corporation (the “Corporation”) and _______________ (the “Participant”) on _________________.
WHEREAS, the Corporation has adopted a 2014 Long-Term Incentive Plan, as amended, and a 2021 Long-Term Incentive Plan (collectively, the “Plan”), pursuant to which the Corporation may grant Performance Share Units (as such term is defined in the Plan) (“PSUs”), including Performance Share Units with performance measures based on total shareholder return (“TSR-PSUs”);
WHEREAS, upon the grant of PSUs under the Plan, the Corporation entered into a Performance Share Unit Agreement with the Participant, dated March 1, 2021 (the “2021 PSU Agreement”), to grant the Participant TSR-PSUs, subject to certain terms and conditions, and a Performance Share Unit Agreement with the Participant, dated March 01,2022 (the “2022 PSU Agreement”), to grant the Participant TSR-PSUs, subject to certain terms and conditions;
WHEREAS, the Corporation has determined that the 2021 PSU Agreement overstated that number of authorized TSR-PSUs and the 2022 PSU Agreement understated the number of authorized TSR-PSUs using a share price estimate based upon the valuation model approved by the Corporation;
WHEREAS, the Corporation wants to offer the Participant the opportunity to retain
__________ 2022 TSR-PSUs authorized by the Corporation (the “Additional 2022 TSR-PSUs”) in addition to the __________ TSR-PSUs reflected in the 2022 PSU Agreement, resulting in a new total of ___________ 2022 TSR-PSUs, subject to the terms and conditions of a new 2022 PSU Agreement, in consideration for the consent of the Participant to the recoupment of _______ TSR-PSUs reflected in the 2021 PSU Agreement but not authorized by the Corporation (the “Excess 2021 TSR-PSUs”), resulting in a new total of 2021 TSR-PSUs; and
WHEREAS, if the Participant consents to the recoupment of excess 2021 TSR-PSUs, the Corporation wishes to cancel the 2022 PSU Agreement and replace it with a new 2022 PSU Agreement that takes into account the Additional 2022 TSR-PSUs.
NOW, THEREFORE, the Participant and the Corporation, intending to be legally bound, hereby agree as follows:
1.    The Excess 2021 TSR-PSUs be, and they hereby are, cancelled, recouped and rescinded;
2.    Thereafter, the 2021 PSU Agreement shall be null and void and of no effect with respect to such Excess 2021 TSR-PSUs, and the Participant shall have no right, interest or claim under such 2021 PSU Agreement with respect to such Excess 2021 TSR-PSUs;
3.    The Participant acknowledges that the Participant has accrued no right to benefits under the terms of the 2021 PSU Agreement with respect to such Excess 2021 TSR-PSUs;
4.    The Participant acknowledges that the promise of the Corporation to permit the Participant to retain the Additional 2022 TSR-PSUs, subject to the terms and conditions of the new 2022 PSU Agreement, constitutes good and valuable consideration for the Participant’s consent to the recoupment of the Excess 2021 TSR-PSUs;
5.    This Agreement supersedes any prior agreements representations or promises of any kind and constitutes the full, complete and exclusive agreement between the Corporation and the Participant with respect to the subject matter herein;
6.    The Participant fully, finally and forever releases, discharges and covenants not to sue, and otherwise agrees not to enforce any claim, cause of action, right, title or interest against, the Corporation and its affiliates, successors and assigns, and their respective past and present directors, officers and employees (collectively, the “Releasees”) of, from and with respect to any and all claims, demands, covenants, actions, causes of action, fees, costs, sanctions, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, which the Participant now has, ever had or may in the future have against the Releasees, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the effective date of this Consent, on account of, arising out of or relating in any way to the TSR-PSUs; provided, however, that the Participant is not hereby releasing or discharging and does not hereby release or discharge any claims, demands, obligations, rights, liabilities or causes of action, if any, to retain the Additional 2022 TSR-PSUs in accordance with the terms of this Consent and the new 2022 PSU Agreement; and
7.    The Participant represents that he or she is not aware of any claims against the Releasees other than the claims that are released by this Consent. The Participant acknowledges that he or she has been provided the opportunity to be advised by legal counsel and is familiar with the provisions of California Civil Code § 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Participant, being aware of said code section, agrees to expressly waive any rights he or she may have thereunder, as well as under any statute or common law principles of similar effect.
8.    This Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PARTICIPANT	PG&E CORPORATION
By:	By:
Name:	Name:
Title:
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